EXHIBIT 21.1

                     SUBSIDIARIES OF ARC COMMUNICATIONS INC.


         Name                                           State of Incorporation
         ----                                           ----------------------

         Arc Mesa Educators Inc.                        New Jersey
         (f/k/a Arc Internet Publishing Corp.)